                                                                     EXHIBIT 4.4

                       THE BANK OF NEW YORK COMPANY, INC.

                        Officers' Certificate Pursuant to
                           Sections 201 and 301 of the
                                Senior Indenture

     Pursuant to resolutions of the Board of Directors, dated May 14, 2002 (the "Resolutions"), of The Bank of New York Company, Inc. (the "Company"), and an Action, dated June 26, 2002 (the "Action"), of an Authorized Officer (as defined in the Resolutions) of the Company pursuant to the Resolutions and Sections 201 and 301 of the Senior Indenture, dated as of July 18, 1991 (the "Senior Indenture"), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the "Trustee"), the undersigned certify that the terms of a series of Securities established pursuant to the Resolutions, the Action and Section 301 of the Senior Indenture shall be as follows (capitalized terms not defined herein shall have the meanings assigned to them in the Senior Indenture or the Prospectus, dated June 10, 2002, as supplemented by the Prospectus Supplement, dated June 26, 2002):

     (1) The title of the Securities of such series is "Senior Medium-Term Notes Series E" (the "Notes").

     (2) The aggregate initial offering price of the Notes which may be authenticated and delivered under the Senior Indenture shall be $1,000,000,000 (as such amount may be reduced by the aggregate initial offering price of Senior Subordinated Notes issued under the Senior Subordinated Indenture) subject to being increased in the future on the same terms and conditions as permitted under Section 301 of the Senior Subordinated Indenture (except for (a) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304,

305, 306, 906 or 1107 of the Senior Indenture and (b) any Notes which, pursuant to Section 303, are deemed never to have been delivered thereunder.

     (3) The Notes shall mature, and the principal amount thereof shall be payable as set forth, from time to time, in the Global Note (as defined below) evidencing each issue of Notes.

     (4) The rate at which each Note shall bear interest shall be as set forth, from time to time, in the Pricing Supplement or Terms Agreement applicable to each issue of Notes. The date from which each Note shall bear interest and the dates and basis upon which interest will be paid on each Note shall be as set forth, from time to time, in the Pricing Supplement or Terms Agreement applicable to each issue of Notes. Interest shall be payable to the person in whose name a Note (or any Predecessor Security, as defined in the Senior Indenture) is registered at the close of business on the "Regular Record Date", as specified in the applicable Pricing Supplement or Terms Agreement.

     (5) Whether the Notes may be redeemed by the Company prior to Maturity shall be set forth in the applicable Pricing Supplement or Terms Agreement.

     (6) Whether the Notes will have the benefit of any sinking fund shall be set forth in the applicable Pricing Supplement or Terms Agreement.

     (7) The Notes will be subject to Section 1302 and 1303 of the Senior Indenture unless otherwise set forth in the Pricing Supplement or Terms Agreement applicable to each issue of Notes.

     (8) The Notes shall be issued initially in the form of one or more permanent Global Notes (collectively, the "Global Note") and the

Depositary for such Global Note shall initially be The Depository Trust Company (the "Depositary").

     Except as otherwise set forth herein, in the Senior Indenture or in the Global Note, owners of beneficial interests in the Note evidenced by the Global Note will not be entitled to any rights under the Senior Indenture with respect to the Global Note, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of the Global Note for all purposes whatsoever.

     The Depositary shall be a clearing agency registered under the Exchange Act. Initially, the Global Note shall be issued to the Depositary and registered in the name of Cede & Co., as the nominee of the Depositary.

     (9) The Notes will be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by an Authorized Officer.

     IN WITNESS WHEREOF, the undersigned, hereto duly authorized, have duly signed, and delivered or caused to be delivered to the Trustee under the Senior Indenture, this Officers' Certificate.

Dated: June 26, 2002

                                        By: /s/ Bruce Van Saun
                                           ------------------------------
                                           Bruce Van Saun
                                           Senior Executive Vice President
                                             and Chief Financial Officer


                                        By: /s/ J. Michael Shepherd
                                           ------------------------------
                                           J. Michael Shepherd
                                           Executive Vice President,
                                             General Counsel and Secretary